UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2024

Impinj, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37824	91-2041398
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Fairview Avenue North, Suite 1200

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 517-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 13, 2024, Impinj, Inc. (“Impinj”) and NXP Semiconductors N.V. and its subsidiary NXP USA, Inc. (collectively, “NXP”) entered into a Settlement and Patent Cross-License Agreement dated March 13, 2024 (the “Agreement”), which resolves all outstanding litigation and other proceedings between them.

Under the Agreement, Impinj and NXP will terminate and withdraw all pending proceedings and release one another for all patent infringement claims preceding March 31, 2024. Impinj and NXP will also grant to each other non-exclusive, worldwide patent licenses to make, have made, import, use, offer for sale, and sell their respective products and services, subject to the terms of the Agreement.

NXP will make to Impinj a one-time payment of $45.0 million within five business days of the execution of the Agreement. NXP will also make to Impinj annual license fee payments on April 1 of each year, starting on April 1, 2024. NXP’s annual license payment to Impinj for 2024 will equal $15.0 million and increase each subsequent year by a fixed percentage. Impinj has no obligation to pay NXP under the Agreement.

The Agreement will remain in force until all the valid claims of a specified set of Impinj patents (the “Indicator Patents”) expire in about ten years. Either party can terminate the Agreement if the other party materially breaches the terms of the Agreement and NXP can terminate the Agreement if it successfully designs out all valid claims of the Indicator Patents.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which will be filed as an exhibit to Impinj’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Impinj, Inc.

By:	/s/ Chris Diorio
Chris Diorio Chief Executive Officer

Date: March 13, 2024